201949798.5 Supplemental Executive Incentive Plan Plan Document and Summary Plan Description (Long-Term Incentive Awards) Effective August 15, 2026 PURPOSE The purpose of this Supplemental Executive Incentive Plan (“Plan”) is to establish a framework for incentive awards to further motivate executives and other key employees of Centrus Energy Corp. and its affiliates (collectively, the “Company”) to achieve goals that are important to the Company and make extraordinary efforts to achieve those goals. The Plan arises under and is subject to the terms of the Centrus 2014 Equity Incentive Plan, as amended, restated and approved by the shareholders in 2021 and as may be amended and/or restated from time to time (the “Equity Incentive Plan”). In the event of a conflict or inconsistency between the terms of this Plan, the Equity Incentive Plan shall control. If not otherwise defined herein, capitalized terms within this Plan shall have the same meaning as provided under the Equity Incentive Plan. The Plan shall be effective on the date set forth above (the “Effective Date”) and govern awards issued thereunder. OVERVIEW The Plan allows for multi-year long-term incentive awards (“Long-Term Award”) for Plan participants. Eligibility for Participation – Participants in the Plan are recommended by the CEO and are approved by the Compensation, Nominating and Governance Committee (the “Committee”) of the Company’s Board of Directors. The participants in the Plan are as set forth on Attachment I hereto and each participant shall receive the award as set forth on such attachment, opposite such participant’s name and title. I. PLAN DESIGN/PERFORMANCE PERIOD The Plan is designed to focus management on achieving strategic goals that require multi- year efforts and align management’s incentives with shareholder value. It rewards performance that is expected to extend over multiple years. Long-Term Awards are granted at the discretion of the Committee. The Long-Term Award opportunity hereunder will be determined by the Committee for each participant as set forth on Attachment I and will be comprised of performance-based restricted stock units. This award will include the performance threshold set forth on Schedule I attached hereto. In order for an award to vest, the applicable threshold must be achieved. Grants of Long-Term Awards will vest in accordance with the applicable award agreement, subject to continued employment as provided in Section I of “Plan Administration” and

201949798.5 achievement of the applicable performance threshold as set forth on Schedule I attached hereto. General: The performance threshold, the amount, the form of awards, additional vesting criteria, payment, and the other terms and conditions of each Long-Term Award shall be approved by the Committee and as set forth on Attachment I, including Schedule I thereto, and in the applicable award agreement. A Long-Term Award may provide for cash or equity grants as permitted in the Equity Incentive Plan. PLAN ADMINISTRATION I. EFFECT OF TERMINATION OF EMPLOYMENT If the participant incurs a Termination of Employment for any reason prior to payment or vesting of a Long-Term Award, such unpaid or unvested Awards will be forfeited unless otherwise expressly set forth in the applicable award agreement, the Company’s Executive Severance Plan, or Change in Control Agreement, as applicable. The Committee may exercise discretion in accelerating the vesting of unvested awards in case of death, disability, or other termination event on a case-by-case basis. II. OTHER ADMINISTRATIVE MATTERS A. Stock Ownership Guidelines. As provided in the Company’s Stock Ownership Guidelines, notwithstanding anything to the contrary in this Plan, a participant’s Long- Term Award may be paid in the form of Centrus common stock to address any failure of the participant to meet applicable stock ownership guidelines. B. Effect of Awards on Other Benefits. Amounts payable to any participant under the Plan shall not be taken into account in computing the participant’s compensation for purposes of determining any pension, retirement, death or other benefit under a pension, retirement, profit sharing, bonus, insurance or other employee benefit plan of the Company, including without limitation the Company’s Executive Severance Plan, except as such other plan, agreement or insurance shall otherwise expressly provide.